As filed with the Securities and Exchange Commission on April 12, 2002.
                                                       Registration No. 33-38230
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                              Meritage Corporation
             (Exact Name of Registrant as Specified in its Charter)



           Maryland                                     86-0611231
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
 Incorporation or Organization)


        6613 North Scottsdale Road, Suite 200, Scottsdale, Arizona 85250
               (Address of Principal Executive Offices) (Zip Code)


                       1988 Homeplex Mortgage Investments
                          Corporation Stock Option Plan
                            (Full Title of the Plan)


                                  Larry W. Seay
               Chief Financial Officer and Vice President-Finance
                              Meritage Corporation
                      6613 North Scottsdale Road, Suite 200
                            Scottsdale, Arizona 85250
                      (Name, Address of Agent for Service)


                                 (480) 998-8700
          (Telephone Number, Including Area Code, of Agent for Service)

                                  With copy to:
                                Steven D. Pidgeon
                              Snell & Wilmer L.L.P.
                               One Arizona Center
                            400 East Van Buren Street
                             Phoenix, Arizona 85004
                                 (602) 382-6000

     This Amendment to Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission.

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
                       DEREGISTRATION OF UNSOLD SECURITIES

     The undersigned Registrant hereby removes and withdraws from registration all of the unsold shares of its Common Stock, par value $0.01 per share, previously registered pursuant to this Registration Statement on Form S-8 (Registration No. 33-38230), as all option grants under the plan have been exercised.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on April 12, 2002.

                                        MERITAGE CORPORATION

                                        By: /s/ Larry W. Seay
                                            ------------------------------------
                                            Larry W. Seay
                                            Chief Financial Officer and
                                            Vice President-Finance

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.


     Signature                        Title                          Date
     ---------                        -----                          ----

/s/ John R. Landon          Co-Chairman, Co-Chief                 April 12, 2002
-------------------------   Executive Officer and Director
    John R. Landon          (Principal Executive Officer)



/s/ Steven J. Hilton        Co-Chairman, Co-Chief                 April 12, 2002
-------------------------   Executive Officer and Director
    Steven J. Hilton        (Principal Executive Officer)



/s/ Larry W. Seay           Chief Financial Officer and           April 12, 2002
-------------------------   Vice President - Finance
    Larry W. Seay           (Principal Financial and
                             Principal Accounting Officer)